(d)(13)(i)

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

VOYA PARTNERS, INC.

OPERATING EXPENSE LIMITS

	Maximum Operating Expense Limit
	(as a percentage of average net assets)
Fund*	Adviser Class	Initial Class	Class R6	Service Class	Service 2 Class
Voya Global Bond Portfolio Term Expires May 1, 2019	1.17%	0.67%	N/A	0.92%	N/A
Voya International High Dividend Low Volatility Portfolio (formerly, VY® Templeton Foreign Equity Portfolio) Term Expires May 1, 2020	1.25%	0.75%	0.75%	1.00%	1.15%
VY® American Century Small-Mid Cap Value Portfolio Initial Term Expires May 1, 2008 Initial Term for Service 2 Class Expires May 1, 2010 Initial Term for Class R6 Expires May 1, 2017	1.52%	1.02%	1.02%	1.27%	1.42%
VY® Baron Growth Portfolio Term Expires May 1, 2017 Initial Term for Class R6 Expires May 1, 2017	1.55%	1.05%	1.05%	1.30%	1.45%
VY® Columbia Small Cap Value II Portfolio Initial Term Expires May 1, 2007 Initial Term for Service 2 Class Expires May 1, 2010 Initial Term for Class R6 Expires May 1, 2017	1.65%	1.15%	1.15%	1.40%	1.55%
VY® Invesco Equity and Income Portfolio Term Expires May 1, 2016 Initial Term for Class R6 Expires May 1, 2017	1.15%	0.65%	0.65%	0.90%	1.05%
VY® JPMorgan Mid Cap Value Portfolio Initial Term Expires May 1, 2013	1.50%	1.00%	N/A	1.25%	1.40%

	Maximum Operating Expense Limit
	(as a percentage of average net assets)
Fund*	Adviser Class	Initial Class	Class R6	Service Class	Service 2 Class
VY® Oppenheimer Global Portfolio Initial Term Expires May 1, 2013 Initial Term for Class R6 Expires May 1, 2017	1.30%	0.80%	0.80%	1.05%	1.20%
VY® Pioneer High Yield Portfolio Term Expires May 1, 2021	N/A	0.71%	N/A	0.96%	1.15%
VY® T. Rowe Price Diversified Mid Cap Growth Portfolio Term Expires May 1, 2018 Initial Term for Class R6 Expires May 1, 2017	1.30%	0.80%	0.80%	1.05%	1.20%
VY® T. Rowe Price Growth Equity Portfolio Initial Term Expires May 1, 2013 Initial Term for Class R6 Expires May 1, 2017	1.25%	0.75%	0.75%	1.00%	1.15%

/s/ HE
HE

Effective Date:                       May 1, 2019 in connection with the proposed merger of VY® Pioneer High Yield Portfolio with and into Voya High Yield Portfolio and to modify the expense limits for Voya International High Dividend Low Volatility Portfolio (formerly, VY® Templeton Foreign Equity Portfolio).

*                 This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.